Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter 2025 Results, Including Record Revenue and Adjusted EBITDA(1) and Releases 2026 Financial Guidance

•	Total Company Revenue increased 14.8% to a quarterly record of $547.7 million in the fourth quarter of 2025 from $477.1 million in the fourth quarter of 2024; Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 48.2% to $27.9 million in the fourth quarter of 2025 from $18.9 million in the fourth quarter of 2024

•	Total Company Adjusted EBITDA(1) was a quarterly record of $87.7 million in the fourth quarter of 2025 as compared with $75.0 million in the fourth quarter of 2024, an increase of 16.9%; Digital Health reportable segment Adjusted EBITDA(1) increased 8.9% to $4.9 million in the fourth quarter of 2025 from $4.5 million in the fourth quarter of 2024

•	Total Company Adjusted EBITDA(1) margins increased by 29 bps to 16.0% in the fourth quarter of 2025 as compared with 15.7% in the fourth quarter of 2024

•	Adjusting for unusual or one-time items impacting Net Income in the quarter, Adjusted Earnings Per Share(3) was $0.23 for the fourth quarter of 2025; This compares with Adjusted Earnings Per Share(3) of $0.24 for the fourth quarter of 2024

•	In the fourth quarter of 2025, aggregate advanced imaging (MRI, CT and PET/CT) procedural volumes increased 14.1% and same-center advanced imaging procedural volumes increased 9.6% as compared with the fourth quarter of 2024

•	RadNet releases 2026 guidance levels which anticipate Imaging Center segment Revenue growth of 17%-19%, Adjusted EBITDA(1) growth of 18%-22% and Free Cash Flow(2) growth of 29%-41% from 2025 levels; 2026 guidance levels anticipate Digital Health Revenue growth of 46%-56%

LOS ANGELES, California, March 2, 2026 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 418 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full-year ended December 31, 2025.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with the fourth quarter performance. Relative to last year’s fourth quarter, Total Company Revenue increased 14.8% and Adjusted EBITDA(1) increased 16.9%, resulting in margin improvement of 29 basis points. This performance was driven by strong aggregate and same center procedural growth, combined with a continued focus on driving operating and clinical efficiencies within the Imaging Center segment. These factors, amongst others, contributed to RadNet exceeding 2025 Revenue and Adjusted EBTIDA(1) guidance levels in the Imaging Center segment, which had been amended upwards throughout the year.”

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Dr. Berger continued, “During the fourth quarter, we continued to experience increasing demand for our services in virtually all core markets, and operations teams were focused on improving patient-throughput and driving capacity at existing centers. In particular, disproportionately higher demand for advanced imaging continues to benefit our procedure mix, evidenced by a 178 basis point increase in MR, CT and PET/CT as a percentage of our overall procedure volume when compared with the fourth quarter of last year. At the same time, during the fourth quarter and throughout 2025, significant investments were made to open new centers and complete tuck-in acquisitions within virtually all core RadNet markets. RadNet centers continue to implement DeepHealth technology solutions to drive efficiencies, lower costs and automate manual processes. This includes the comprehensive roll-out of TechliveTM, See-Mode and other clinical and workflow tools designed to increase productivity, create capacity and decrease exposure to the challenging labor market. In the coming quarters, as we continue to implement many of these solutions internally, we will have the opportunity to demonstrate the power of improved automation and more advanced clinical and operational capabilities, which we believe will lead to more favorable patient care and health outcomes, improved service levels to referring physicians, further alignment with health system partners and closer relationships with insurance plans and other payors.”

“Moving into 2026, RadNet is well-positioned to accelerate growth within Digital Health. With the addition of products resulting from this morning’s acquisition of Gleamer in Paris, France, the Digital Health division now includes what we believe to be the most comprehensive and broad collection of clinical AI solutions of any company worldwide. This will have broad implications for the performance of RadNet’s core Imaging Center business, the businesses of the over 2,700 current Digital Health customers and future customers throughout the diagnostic imaging industry. The diagnostic imaging industry will transform in the coming years as a result of an industry-wide adoption of the kind of AI-powered workflow and clinical tools that RadNet is acquiring, developing, utilizing and commercializing. We intend to continue to develop and bring-to-market solutions that address the critical challenges the industry faces, including labor shortages, capacity constraints and the inability of radiologists to keep pace with growing industry volumes, all in an effort to improve patient care and outcomes,” concluded Dr. Berger.

Financial Results

Fourth Quarter Report:

For the fourth quarter of 2025, RadNet reported Total Company Revenue of $547.7 million and Adjusted EBITDA(1) of $87.7 million. Revenue increased $70.6 million (or 14.8%) and Adjusted EBITDA(1) increased $12.7 million (or 16.9%) as compared with the fourth quarter of 2024.

For the fourth quarter of 2025, RadNet reported Digital Health Revenue of $27.9 million (inclusive of intersegment revenue) and Adjusted EBITDA(1) of $4.9 million. Revenue increased $9.1 million (or 48.2%) and Adjusted EBITDA(1) increased $0.4 million (or 8.9%) as compared with the fourth quarter of 2024.

There were a number of unusual or one-time items impacting the fourth quarter including: $531,000 in severance expense related to cost-savings initiatives; $233,000 impairment loss on lease abandonment; $788,000 expense related to leases for de novo facilities under construction that have yet to open their operations; $2.3 million of acquisition transaction costs; $6.5 million loss on sale and disposal of equipment; $6.3 million of non-capitalized research and development expenses related to the DeepHealth products; $679,000 of non-cash loss from interest rate swaps; and $5.7 million adjustment to the tax provision to normalize nonrecurring and prior year tax adjustments. Adjusting for the above items, Total Company Adjusted Earnings(3) was $18.1 million and diluted Adjusted Earnings Per Share(3) was $0.23 during the fourth quarter of 2025. This compares with Total Company Adjusted Earnings(3) of $18.1 million and diluted Adjusted Earnings Per Share(3) of $0.24 during the fourth quarter of 2024.

Unadjusted for unusual or one-time items impacting the fourth quarter, Total Company Net Loss for the fourth quarter of 2025 was $0.6 million as compared with a Total Company Net Income of $5.3 million for the fourth quarter of 2024. Fully diluted Net Loss Per Share for the fourth quarter of 2025 was $(0.01), compared with a fully diluted Net Income per share of $0.07 in the fourth quarter of 2024, based upon a weighted average number of diluted shares outstanding of 76.6 million shares in 2025 and 75.5 million shares in 2024.

For the fourth quarter of 2025, as compared with the prior year’s fourth quarter, MRI volume increased 15.8%, CT volume increased 10.3% and PET/CT volume increased 28.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.0% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2025 and 2024, MRI volume increased 11.4%, CT volume increased 6.3% and PET/CT volume increased 14.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.5% over the prior year’s same quarter.

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Annual Report:

For full-year 2025, RadNet reported Total Company Revenue of $2,040.2 million and Adjusted EBITDA(1) of $300.2 million. Revenue increased $210.5 million (or 11.5%) and Adjusted EBITDA(1) increased $20.8 million (or 7.4%) as compared with full-year 2024.

For full-year 2025, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $92.7 million and Adjusted EBITDA(1) of $15.5 million. Revenue increased $27.0 million (or 41.1%) and Adjusted EBITDA(1) increased $0.3 million (or 1.9%) as compared with full-year 2024. At December 31, 2025, Annual Recurring Revenue(4) (ARR) for the Digital Health was $75.4 million, representing 81.3% of 2025 Revenue.

Unadjusted for one-time or unusual items, Total Company Net Loss for 2025 was $18.7 million as compared with a Total Company Net Income of $2.8 million in 2024. Fully diluted Net Loss Per Share for 2025 was $(0.25), compared with a Net Income per share of $0.04 in 2024, based upon a weighted average number of diluted shares outstanding of 75.2 million shares in 2025 and 74.8 million shares in 2024.

Actual 2025 Results vs. 2025 Guidance

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results	Actual 2025 Results
Total Net Revenue	$1,825-$1,875mm	$1,835-$1,885mm	$1,850-$1,900mm	$1,900-$1,930mm	$1,988.2mm
Adjusted EBITDA(1)	$265 - $273mm	$268 - $276mm	$271 - $279mm	$276 - $284mm	$284.7mm
Capital Expenditures(a)	$140 - $150mm	$145 - $155mm	$152 - $162mm	$157 - $167mm	$170.5mm
Cash Interest Expense(b)	$35 - $40mm	$35 - $40mm	$35 - $40mm	$31 - $36mm	$32.5mm
Free Cash Flow (2)	$70 - $80mm	$70 - $80mm	$70 - $80mm	$70 - $80mm	$81.7mm

(a)	Includes approximately $16 million of Revenue as a result of the acquisition of Gleamer SAS announced this morning.
(b)	Includes a loss of approximately $5 million of Adjusted EBITDA(1) Before Non-Capitalized R&D as a result of the acquisition of Gleamer SAS announced this morning.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results	Actual 2024 Results

Total Net Revenue (inclusive of intersegment revenue)	$80 - $90mm	$80 - $90mm	$85 - $95mm	$92.7mm

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$15 - $17mm	$15 - $17mm	$15 - $17mm	$15.5mm

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$16 - $18mm	$17 - $19mm	$18 - $20mm	$20.2mm

Capital Expenditures(a)	$3 - $5mm	$2 - $4mm	$3 - $5mm	$2.0mm

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13mm	$11 - $13mm	$10 - $12mm	$13.5mm

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(5) - $(8)mm	$(5) - $(8)mm	$(5) - $(9)mm	$(6.7)mm

(a)	Excludes a $2.6 million purchase of software code and other intellectual property.

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2026 Guidance

RadNet reports 2026 guidance ranges as follows:

Imaging Center Segment

2026 Guidance Range

Total Net Revenue	$2,325 - $2,375
Adjusted EBITDA(1)	$335 - $348 million
Capital Expenditures(a)	$165 - $175 million
Cash Interest Expense(b)	$45 - $50 million
Free Cash Flow(2)	$105 - $115 million

(a)	Net of proceeds from the sale of equipment and New Jersey Imaging Network capital expenditures.
(b)	Net of payments from counterparties on interest rate swaps and interest income earned from our cash balance recorded in Other Income.

Dr Berger added, “Within the Imaging Center segment, we expect 2026 performance to benefit from the contribution of continued increases in same-center performance, further tuck-in acquisitions, reimbursement efforts driving more favorable pricing and de novo center openings. As a result, our guidance implies 2026 Revenue to grow 17%-19%, Adjusted EBITDA(1) to grow 18%-22% and Free Cash Flow(2) to grow 29%-41% as compared with 2025 full year performance. We are anticipating this strong growth despite headwinds embedded in the guidance levels from projected increases in same-center labor costs as well as the recent impact of severe winter weather conditions experienced in January and February.”

Digital Health Segment

2026 Guidance Range

Total Net Revenue(a)	$135 - $145 million

Adjusted EBITDA(1) Before Non-Capitalized R&D(b)	$10 - $12 million

Non-Capitalized R&D	$17 - $19 million

Capital Expenditures	$9 - $12 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(1) - $3 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(17) - $(19) million

(a)	Includes approximately $16 million of Revenue as a result of the acquisition of Gleamer SAS announced this morning.
(b)	Includes a loss of approximately $5 million of Adjusted EBITDA(1) Before Non-Capitalized R&D as a result of the acquisition of Gleamer SAS announced this morning.

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“Within the Digital Health segment, 2026 growth will be driven by sales of the DeepHealth portfolio of AI-powered workflow and clinical solutions and related products such as TechLiveTM and further contribution from the acquisitions of iCAD, See-Mode, CIMAR and Gleamer. We are anticipating a minimum of four FDA clearances during 2026, further advancing our leadership in radiology clinical AI solutions in the areas of mammography, lung, prostate, thyroid, brain and, with this morning’s announced acquisition of Gleamer, the musculoskeletal system. In 2026, significant infrastructure investments will continue to be made in building sales, marketing and implementation teams to support future growth. Despite the continued focus it takes to invest in building the infrastructure of the business, 2026 Digital Health guidance implies growth of Revenue between 45% and 55% from 2025 full-year performance. We anticipate ARR at December 31, 2026 to approach or exceed $140 million. Furthermore, we expect that the proportion of Digital Health’s Revenue coming from RadNet’s Imaging Center segment will decline from approximately 45% in 2025 to about 33% in 2026,” concluded Dr. Berger.

Conference Call Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, March 2nd, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2025 fourth quarter and year-end results.

Conference Call Details:

Date: Monday, March 2, 2026

Time: 10:30 a.m. ET

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1753363&tp_key=503d78aa96 [viavid.webcasts.com] or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10206844.

About RadNet, Inc.

RadNet, Inc. is a leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of owned and/or operated outpatient imaging centers. RadNet’s markets include Arizona, California, Delaware, Florida, Indiana, Maryland, New Jersey, New York and Texas. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has over 11,000 team members. Learn more at www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

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Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	changes in general economic conditions nationally and regionally in the markets in which we operate, including their effects on the cost and availability of labor;

•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;

•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;

•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;

•	volatility in interest and exchange rates, or credit markets;

•	the adequacy of our cash flow and earnings to fund our current and future operations;

•	changes in service mix, revenue mix and procedure volumes;

•	delays in receiving payments for services provided;

•	increased bankruptcies among our partner physicians or joint venture partners;

•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;

•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;

•	the occurrence of hostilities, political instability or catastrophic events;

•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and

•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

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Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	December 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$767,215	$740,020
Accounts receivable	200,317	185,821
Due from affiliates	12,592	41,869
Prepaid expenses and other current assets	52,003	51,542
Total current assets	1,032,127	1,019,252
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	807,702	694,791
Operating lease right-of-use assets	690,250	639,740
Total property, plant, equipment and right-of-use assets	1,497,952	1,334,531
OTHER ASSETS
Goodwill	907,663	710,663
Other intangible assets	148,508	81,351
Deferred financing costs	1,684	2,265
Investment in joint ventures	130,340	104,057
Deposits and other	40,289	34,571
Total Assets	$3,758,563	$3,286,690

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$422,029	$351,464
Due to affiliates	70,104	43,650
Deferred revenue	7,272	3,288
Current operating lease liability	61,934	56,618
Current portion of notes payable	25,424	24,692
Total current liabilities	586,763	479,712
LONG-TERM LIABILITIES
Long-term operating lease liability	707,001	655,979
Notes payable, net of current portion	1,064,495	991,574
Deferred tax liability, net	21,903	22,230
Other non-current liabilities	22,515	3,785
Total liabilities	2,402,677	2,153,280
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 value, 200,000,000 shares authorized; 77,399,615 and 74,036,993 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	8	7
Additional paid-in-capital	1,180,434	988,147
Accumulated other comprehensive loss	4,885	(9,061)
Accumulated deficit	(95,437)	(76,785)
Total RadNet, Inc.'s Stockholders' equity:	1,089,890	902,308
Noncontrolling interests	265,996	231,102
Total Equity	1,355,886	1,133,410
Total liabilities and equity	$3,758,563	$3,286,690

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2025	2024	2023

REVENUE
Service fee revenue	$1,914,673	$1,693,089	$1,463,197
Revenue under capitation arrangements	125,537	136,575	153,433
Total service revenue	2,040,210	1,829,664	1,616,630
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	1,804,725	1,580,549	1,395,239
Lease abandonment charges	8,563	2,478	5,146
Depreciation and amortization	152,127	137,838	128,391
Loss (gain) on sale and disposal of equipment and other	9,658	2,276	2,187
Loss (gain) on contribution of imaging centers into joint venture	–	–	(16,808)
Severance costs	3,145	1,902	3,778
Total operating expenses	1,978,218	1,725,043	1,517,933
INCOME (LOSS) FROM OPERATIONS	61,992	104,621	98,697
OTHER INCOME AND EXPENSES
Interest expense	69,913	79,849	64,483
Equity in earnings of joint ventures	(14,876)	(14,472)	(6,427)
Non-cash change in fair value of interest rate hedge	7,112	8,006	8,185
Debt restructuring and extinguishment expenses	–	11,292	–
Other (income) expenses	(32,066)	(24,916)	(6,354)
Total other (income) expenses	30,083	59,759	59,887
INCOME (LOSS) BEFORE INCOME TAXES	31,909	44,862	38,810
Provision for income taxes	(14,862)	(6,026)	(8,473)
NET INCOME (LOSS)	17,047	38,836	30,337
Net income (loss) attributable to noncontrolling interests	35,699	36,043	27,293
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(18,652)	$2,793	$3,044

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.25)	$0.04	$0.05

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.25)	$0.04	$0.05
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	75,189,872	73,037,237	63,580,059
Diluted	75,189,872	74,762,332	64,658,299

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Years Ended December 31,
	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,047	$38,836	$30,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152,127	137,838	128,391
Noncash operating lease expense	59,867	60,552	61,102
Equity in earnings of joint ventures, net of dividends	(5,803)	(9,926)	9,176
Amortization of deferred financing costs and loan discount	3,014	3,093	2,987
Loss on sale and disposal of equipment	9,658	2,276	2,187
Loss on extinguishment of debt	–	3,903	–
Gain on contribution of imaging centers into joint venture	–	–	(16,808)
Lease abandonment charges	8,563	2,478	5,146
Amortization of cash flow hedge	2,273	9,352	3,576
Non-cash change in fair value of interest rate swap	7,112	8,006	8,185
Stock-based compensation	54,601	29,833	26,785
Loss on impairment	–	1,275	3,949
Change in fair value of contingent consideration	111	1,995	(3,880)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(9,560)	(21,767)	2,650
Other current assets	2,279	(32,790)	(8,441)
Other assets	(5,710)	10,723	(1,484)
Deferred taxes	10,828	6,454	6,056
Operating leases	(62,816)	(54,866)	(54,763)
Deferred revenue	2,813	(1,359)	626
Accounts payable, accrued expenses and other	52,416	37,117	15,086
Net cash provided by operating activities	298,820	233,023	220,863
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions, net of cash acquired	(133,422)	(43,661)	(10,918)
Purchase of property and equipment and other	(213,251)	(188,070)	(176,600)
Proceeds from sale of equipment	1,288	157	83
Equity contributions in existing and purchase of interest in joint ventures	(4,147)	(1,496)	(14,035)
Collection of notes receivable	5,667	–
Net cash used in investing activities	(343,865)	(233,070)	(201,470)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(7,025)	(5,989)	(2,930)
Payments on Term Loan Debt	(20,756)	(692,437)	(41,063)
Proceeds from issuance of new debt, net of issuing costs	99,001	863,757	–
Purchase of noncontrolling interests by third party	2,389	22,357	5,121
Payments on contingent consideration and holdbacks	(2,249)	(4,268)	(5,495)
Distributions paid to noncontrolling interests	(4,602)	(4,522)	(5,972)
Proceeds from issuance of common stock	–	218,385	245,832
Proceeds from issuance of common stock upon exercise of options	5,449	667	142
Net cash provided by financing activities	72,207	397,950	195,635
EFFECT OF EXCHANGE RATE CHANGES ON CASH	33	(453)	(292)
NET INCREASE IN CASH AND CASH EQUIVALENTS	27,195	397,450	214,736
CASH AND CASH EQUIVALENTS, beginning of period	740,020	342,570	127,834
CASH AND CASH EQUIVALENTS, end of period	767,215	740,020	342,570

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$72,266	$84,601	$64,695
Cash paid during the period for income taxes	$4,636	$4,170	$1,587

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended December 31,
	2025	2024

REVENUE
Service fee revenue	$515,835	$445,576
Revenue under capitation arrangements	31,877	31,525
Total service revenue	547,712	477,101
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	471,781	411,436
Lease abandonment charges	233	2,478
Depreciation and amortization	40,852	36,016
Loss (gain) on sale and disposal of equipment and other	6,490	1,541
Loss (gain) on contribution of imaging centers into joint venture	–	–
Severance costs	531	1,105
Total operating expenses	519,887	452,576
INCOME (LOSS) FROM OPERATIONS	27,825	24,525
OTHER INCOME AND EXPENSES
Interest expense	18,130	18,073
Equity in earnings of joint ventures	(4,354)	(3,164)
Non-cash change in fair value of interest rate hedge	679	577
Debt restructuring and extinguishment expenses	–	2,383
Other (income) expenses	(7,546)	(8,668)
Total other (income) expenses	6,909	9,201
INCOME (LOSS) BEFORE INCOME TAXES	20,916	15,324
Provision for income taxes	(11,055)	(1,099)
NET INCOME (LOSS)	9,861	14,225
Net income (loss) attributable to noncontrolling interests	10,458	8,880
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(597)	$5,345

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.01)	$0.07

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.01)	$0.07
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	76,632,479	73,574,262
Diluted	76,632,479	75,537,595

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Net income (loss) attributable to Radnet, Inc. common stockholders	$(597)	$5,345	$(18,652)	$2,793
Income taxes	11,055	1,099	14,862	6,026
Interest expense	18,130	18,073	69,913	79,849
Severance costs	531	1,105	3,145	1,902
Depreciation and amortization	40,852	36,016	152,127	137,838
Non-cash employee stock-based compensation	8,325	8,464	54,601	29,833
Loss (gain) on sale and disposal of equipment and other	6,490	1,541	9,658	2,276
Non-cash change in fair value of interest rate hedge	679	577	7,112	8,006
Other expenses (income)	(7,546)	(8,668)	(32,066)	(24,916)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	6,320	5,018	20,155	14,995
Lease abandonment charges	233	2,478	8,563	2,478
Loss (gain) on extinguishment of debt and related expenses	–	2,383	–	11,292
Non-cash change to contingent consideration	110	–	110	1,974
Non-operational rent expenses	788	1,114	3,247	4,233
Acquisition transaction costs	2,337	463	7,446	880

Adjusted EBITDA - Radnet, Inc.	$87,707	$75,008	$300,221	$279,459

NOTE
Adjusted EBITDA - Imaging Center Segment	82,762	70,468	284,710	264,901
Adjusted EBITDA - Digital Health Segment	4,945	4,540	15,511	14,558

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2025	2024 (iv)

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(597)	$5,345

Add severance costs	531	1,105
Add loss on lease abandonment/impairment	233	2,478
Add non-operational rent expenses (i)	788	1,114
Add acquisition transaction costs	2,337	462
Add loss on sale and disposal of equipment and other	6,490	1,541
Add loss on extinguishment of debt and related expenses	–	2,383
Add valuation adjustment for contingent consideration	110	–
Add Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	6,320	5,018
Add/Subtract non-cash change in fair value of swap valuation (ii)	679	577
Total adjustments - loss (gain)	17,488	14,678
Subtract tax impact of Adjustments (iii)	4,491	1,973
Add Adjustment to Tax Provision (v)	5,684	–

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	18,681	12,705

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	18,084	18,050

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	78,185,168	75,537,595

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.23	$0.24

(i)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(ii)	mpact from the change in fair value of the swaps during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(iii)	Tax effected using 25.68% and 13.44% blended federal and state effective tax rate for 2025 and 2024, respectively.
Tax effected using 25.68% and 13.44% blended federal and state effective tax rate for 2025 and 2024, respectively. Effective tax rate of 46.47% adjusted/normalized for nonrecurring and prior year tax return adjustments including nondeductible Executive Compensation as a result of an option exercise, prior year tax return adjustment, nondeductible transaction costs and a state tax valuation adjustment.
(iv)	Adjusted from what was reported during last year's fourth quarter for an additional addback of $1,541,000 Loss on the Sale and Disposal of Equipment and Other.
(v)	Addback in Q4 2025 to normalize the tax provision to 25.68% from 52.85% to adjust for items listed in (iii) above.

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PAYMENTS BY PAYOR CLASS

Fourth Quarter
2025

Commercial Insurance	57.1%
Medicare	26.6%
Capitation	5.8%
Medicaid	2.6%
Workers Compensation/Personal Injury	2.2%
Other*	8.6%
Total	100.0%

* Includes management fee and Digital Health financial reporting unit revenue.

RADNET PAYMENTS BY MODALITY

	Fourth Quarter	Full Year	Full Year	Full Year
	2025	2025	2024	2023

MRI	38.2%	37.7%	37.1%	36.8%
CT	15.4%	15.6%	15.9%	16.8%
PET/CT	9.2%	8.8%	7.2%	6.4%
X-ray	5.1%	5.5%	6.0%	6.5%
Ultrasound	13.3%	13.5%	13.6%	12.9%
Mammography	15.5%	15.6%	16.4%	16.0%
Nuclear Medicine	0.8%	0.9%	1.0%	0.8%
Other	2.5%	2.5%	2.7%	3.9%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Fourth Quarter	Fourth Quarter
	2025	2024

MRI	523,405	452,063
CT	299,041	271,061
PET/CT	25,142	19,602
Nuclear Medicine	9,036	9,054
Ultrasound	721,432	655,531
Mammography	526,341	517,013
X-ray and Other	861,254	847,429

Total	2,965,651	2,771,753

* Volumes include wholly owned and joint venture centers.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision, pre-tax loss or gain from AI segment and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings Per Share is reconciled to its nearest comparable GAAP financial measure (see table on prior page). Adjusted Earnings Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(4) The Company defines Annual Recurring Revenue (ARR) as a key subscription economy metric representing the predictable, normalized annualized value of contracted recurring revenue generated from customers from active customer contracts. ARR includes subscription fees, recurring support fees, and contracted usage charges and excludes one-time, non-recurring fees such as, implementation, hardware sales, professional services, consulting and one-off training. ARR is a non-GAAP measure and does not represent GAAP revenue recognized over time.

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